Exhibit 10(cc)
                        April 3, 2000

                    LETTER LOAN AGREEMENT


The Beard Company
5600 N. May Avenue, Suite 320
Oklahoma City, Oklahoma 73112

Gentlemen:

This Letter Loan Agreement sets forth the terms and conditions under which we have agreed to extend a revolving loan to you in the principal amount of $1,000,000.00 (the
"Loan").

1.  LENDER:         The William M. Beard and Lu Beard
                    1988 Charitable Unitrust (the
                    "Unitrust").

2.  BORROWER:       The Beard Company.

3.  AMOUNT:         Such amounts as the Borrower may
                    request from time to time up to
                    $1,000,000.00.  The Loan shall be
                    evidenced by a promissory note in the
                    amount of $1,000,000.00 dated
                    as of today (the "Note").  The Borrower
                    shall be permitted to obtain advances,
                    make prepayments, and obtain additional
                    advances, up to the amount of the Note.

4.  INTEREST RATE:  A fixed rate of 10.00%.

5.  REPAYMENT:      The entire principal amount of the Note
                    and all accrued interest thereon (the
                    "Indebtedness") will be due and payable
                    on July 2, 2001.

6.  COLLATERAL:     A.  Until the Indebtedness has been paid
                    in full, the Borrower agrees that it
                    will not create, grant, assume or suffer to exist any lien, mortgage or encumbrance (a "Lien") on its working and overriding royalty interests in the McElmo Dome Unit in Montezuma and
                    Dolores Counties of Colorado ("Royalty
                    Interests").  The Borrower will not
                    sell, transfer, convey or otherwise
                    dispose of any of the Royalty Interests, whether pursuant to a single transaction or a series of transactions.

                    B.  At any time while there is
                    Indebtedness outstanding under the Note, the Trustees of the Unitrust may request, and the Borrower agrees to grant to the Unitrust, a Lien on its Royalty Interests, and in such event the Borrower will immediately furnish such Assignments, Transfer Orders, Security Agreements or other documents as the Trustees may require in order to secure the Indebtedness.

7.  COVENANT:       Until the Indebtedness has been paid in
                    full, the Borrower will not sell, transfer, convey or otherwise dispose of, all or a substantial portion of its assets now owned or hereafter acquired, whether pursuant to a single transaction or a series of trans-actions, and the Borrower will not merge or consolidate with any person or entity or permit any such merger or consolidation with the Borrower. This paragraph specifically excludes asset sales incurred in the normal course of business.

8.   EVENTS OF
        DEFAULT:    If any of the following conditions or
                    events ("Events of Default") shall occur and be continuing:

                    A. Failure of the Borrower to pay when due any amounts,
                       including principal or interest on the Note (whether at the stated maturity, upon acceleration or otherwise).

                    B. Any Event of Default as specified in the Note

                    C. Any default or breach in the performance of any
                       covenant, obligation, representation, warranty or provision contained in this Letter Loan Agreement or in the Note or in any other note or obligation of Borrower to the Unitrust.

                    D. The Borrower shall:  (i) apply for or consent to the
                       appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties,
                       (ii) admit in writing the inability to pay, or generally fail to pay, its debts when they come due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of the Borrower, or if corporate action should be taken by the Borrower for the purpose of effecting any of the foregoing,
                       (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or
                       (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within 60 days, or (vi) become insolvent.

          THEN upon the occurrence of any Event of Default described in the foregoing paragraphs the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Letter Loan Agreement to us.

Sincerely,

THE WILLIAM M. BEARD AND LU BEARD
1988 CHARITABLE UNITRUST

WILLIAM M. BEARD                        LU BEARD
William M. Beard, Trustee               Lu Beard, Trustee

Accepted effective this 3rd day of April, 2000.

BORROWER:
THE BEARD COMPANY

HERB MEE, JR.
Herb Mee, Jr., President